UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 14, 2012

UNITED INSURANCE HOLDINGS CORP.
(Exact name of registrant as specified in its charter)

Delaware	000-52833	75-3241967
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

360 Central Avenue Suite 900 Saint Petersburg, FL	33701	(727) 895-7737
(Address of principal executive offices)	(Zip Code)	(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition

On March 14, 2012 , United Insurance Holdings Corp. (the Company) issued a press release relating to the Company's earnings for the fourth quarter ended December 31, 2011 (the Earnings Release). A copy of the Earnings Release is attached as Exhibit 99.1. The information furnished under this Item 2.02, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference to such filing.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Officer:

On March 14, 2012, the Board of Directors of the Company appointed Melvin A. Russell, Jr., the Company's Chief Underwriting Officer, Senior Vice President and Secretary, to serve as the President of the Company's wholly-owned subsidiary, United Property & Casualty Insurance Company (UPC), and the Executive Vice President of the Company.

Melvin A. Russell, Jr., age 57, has been the Company's Chief Underwriting Officer, Senior Vice President and Secretary since the merger (between a wholly-owned subsidiary of FMG Acquisition Corp. and United Insurance Holdings, L.C. (UIH)) on September 29, 2008. Mr. Russell joined UIH at its inception in 1999. Prior to the merger, Mr. Russell served as the Senior Vice President and Secretary of UIH, an insurance holding company that writes and services property and casualty policies. He has 34 years of experience in the property and casualty business, with over 20 years in the Florida insurance market. Much of his time in the industry has been spent in management; prior to that, he gained valuable experience doing production underwriting of large, complex commercial accounts in both Florida and New England for two large multi-line national carriers. Mr. Russell has a B.A. in English from Gordon College in Wenham, Massachusetts.

Neither Mr. Russell nor any of his immediate family members have, will have, or have had a direct or indirect material interest in any transaction in which the Company was or is to be a participant that would be required to be disclosed under Item 404 of Regulation S-K.

In connection with Mr. Russell's appointment as the President of UPC and the Executive Vice President of the Company, the Board of Directors of the Company increased Mr. Russell's salary to $270,000 per year. Mr. Russell also participates in the Company's 401(k) plan.

Election of Directors:

On March 14, 2012, the Board of Directors of the Company decided to increase the size of the Board of Directors to nine (9) directors. In order to fill two vacancies, the Board of Directors elected, effective as of March 14, 2012, Kern M. Davis and William W. Hood, III as directors of the Company. The terms of Messrs. Davis and Hood will expire at the earlier of the Company's next succeeding annual meeting of stockholders or when their successors are elected and qualified. In addition to serving as members of the Company's Board of Directors, both Mr. Davis and Mr. Hood will serve as members of the Nominating and Corporate Governance Committee of the Board of Directors.

Neither Mr. Davis nor any of his immediate family members have, will have, or have had a direct or indirect material interest in any transaction in which the Company was or is to be a participant that would be required to be disclosed under Item 404 of Regulation S-K.

Neither Mr. Hood nor any of his immediate family members have, will have, or have had a direct or indirect material interest in any transaction in which the Company was or is to be a participant that would be required to be disclosed under Item 404 of Regulation S-K.

As members of the Board of Directors and the Nominating and Corporate Governance Committee, Mr. Davis and Mr. Hood will be entitled to receive any director fees and/or meeting fees approved and recommended by the Company's Compensation and Benefits Committee and approved by the Company's Board of Directors. See the discussion regarding director compensation under the heading “DIRECTOR AND EXECUTIVE COMPENSATION-Director Compensation for the Year Ended December 31, 2010” in the Company's Definitive Proxy Statement for its 2011 Annual Meeting of Stockholders, which was filed with the Securities and Exchange Commission on April 21, 2011.

Messrs. Hood and Davis together with Neil W. Savage filed a Schedule 13D with the Securities and Exchange Commission on February 14, 2011, as amended on October 28, 2011 and March 15, 2012, with respect to the common stock of the Company indicating, among other things, a desire to obtain representation on the Company's Board of Directors. Following discussions with the Chairman of the Board of the Company and other members of the Company's Board of Directors regarding potential board seats, the Chairman of the Board of the Company extended a tentative offer to Messrs. Hood and Davis to join the Company's Board of Directors, subject to the recommendation of the Company's Nominating and Corporate Governance Committee and approval of the Company's Board of Directors. Given the proximity to the Company's annual meeting of stockholders, the Chairman of the Board of the Company also anticipated that Messrs. Hood and Davis would be nominated for re-election at the Company's upcoming annual meeting of stockholders, which would also be subject to the recommendation of the Company's Nominating and Corporate Governance Committee and approval of the Company's Board of Directors.

Item 5.08.  Shareholder Director Nominations.

At its meeting on March 14, 2012, the Board of Directors of the Company approved May 8, 2012 as the date for the Company’s 2012 Annual Meeting of Stockholders (the Annual Meeting). The Board of Directors also approved April 12, 2012 as the record date for stockholders entitled to notice of and to vote at the Annual Meeting. Because the Annual Meeting will be held more than 30 days from the date of the Company’s 2011 Annual Meeting of Stockholders, the due dates for the provision of any qualified stockholder proposal or qualified stockholder nominations under the rules of the Securities and Exchange Commission (the SEC) provided in the Company’s 2011 Proxy Statement on Schedule 14A as filed with the SEC on April 21, 2011, are no longer applicable. Because the Company currently intends to make its proxy materials available beginning on or about April 17, 2012, such nominations or proposals are now due to the Company no later than March 23, 2012.

Item 9.01. Financial Statements and Exhibits

The following exhibit is furnished herewith:

Exhibit No.	Description
99.1	Press release issued by the Company on March 14, 2012.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunder duly authorized.

UNITED INSURANCE HOLDINGS CORP.

By: /s/ Hassan. R. Baqar
Name: Hassan R. Baqar
Title: Chief Financial Officer

Date: March 20, 2012

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release issued by the Company on March 14, 2012.